UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 28, 2012

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 28, 2012, Microsoft Corporation (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). There were 8,430,933,156 shares of common stock entitled to be voted. There were 7,247,154,348 shares voted in person or by proxy. At the Annual Meeting:

(1) The shareholders voted to elect each of the nine (9) nominees for director.

(2) The shareholders approved , on an advisory basis, the compensation of the Company’s named executive officers.

(3) The shareholders approved the Employee Stock Purchase Plan.

(4) The shareholders voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013.

(5) The shareholders rejected a shareholder proposal to adopt cumulative voting.

The Company’s inspector of election certified the following vote tabulations:

Election of Directors

	Vote Results	% Votes For	For	Against	Abstain	Broker Non- Votes
Steven A. Ballmer	Re-elected	96.64%	5,718,081,903	198,676,752	13,359,963	1,317,035,730
Dina Dublon	Re-elected	98.92%	5,855,205,068	63,854,126	11,059,424	1,317,035,730
William H. Gates III	Re-elected	96.69%	5,724,546,035	195,700,046	9,872,537	1,317,035,730
Maria Klawe	Re-elected	98.92%	5,855,097,008	63,903,476	11,118,134	1,317,035,730
Stephen J. Luczo	Elected	99.16%	5,868,022,164	49,475,620	12,620,834	1,317,035,730
David F. Marquardt	Re-elected	98.56%	5,833,630,148	84,985,727	11,502,743	1,317,035,730
Charles H. Noski	Re-elected	98.99%	5,858,968,641	59,834,908	11,315,069	1,317,035,730
Helmut Panke	Re-elected	98.88%	5,852,665,674	66,191,131	11,261,813	1,317,035,730
John W. Thompson	Eelected	98.90%	5,852,434,556	65,132,750	12,551,312	1,317,035,730

Advisory Vote on Executive Compensation

	Vote Results	% Votes For	For	Against	Abstain	Broker Non- Votes
	Approved	94.12%	5,563,078,796	347,351,143	19,688,679	1,317,035,730

Approval of Employee Stock Purchase Plan

	Vote Results	% Votes For	For	Against	Abstain	Broker Non- Votes
	Approved	99.26%	5,850,353,971	43,533,200	36,231,447	1,317,035,730

Ratification of Appointment of Independent Auditors

Vote Results	% Votes For	For	Against	Abstain	Broker Non- Votes
Approved	98.66%	7,132,273,496	96,626,756	18,254,096	0

Adopt Cumulative Voting
Vote Results	% Votes For	For	Against	Abstain	Broker Non- Votes
Not Approved	26.20%	1,548,061,749	4,360,871,122	21,185,747	1,317,035,730

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: November 29, 2012	/s/ John A. Seethoff
John A. Seethoff
Assistant Secretary

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